EXHIBIT 10.10

FIRST AMENDMENT TO INDENTURE (2011-1)

This First Amendment (this “Amendment”) to the Indenture referenced below is entered into as of February 25, 2013, by and among LEAF Receivables Funding 6, LLC, a Delaware limited liability company, as Issuer (the “Issuer”), and U.S. Bank National Association (“U.S. Bank”), as Trustee (the “Trustee”) and as Custodian (the “Custodian”).

R E C I T A L S:

WHEREAS, the Issuer, the Trustee and the Custodian are parties to the Indenture, dated as of January 6, 2011 (as amended, supplemented and otherwise modified from time to time, the “Indenture”);

WHEREAS, pursuant to Section 10.02 thereof, this Amendment requires the prior written consent of the Majority Holders, the Servicer, the Issuer, the Trustee and the Custodian; and

WHEREAS, the parties hereto desire to amend the Indenture pursuant to Section 10.02 thereof to make certain amendments thereto as further described in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.               Amendments to the Indenture.  Effective as of the execution and delivery of this Amendment by all parties hereto, the Indenture shall be amended as follows:

(a)	Section 13.02 of the Indenture is hereby amended by inserting the following new subsection 13.02(aa) immediately after subsection 13.02(a):

(aa)          On or prior to the first Payment Date immediately succeeding the first date on which a Cumulative Net Loss Percentage shall have exceeded the Cumulative Net Loss Threshold (as hereinafter defined) (the “Effective Payment Date”), the Issuer shall cause the Servicer to establish and maintain with the Trustee a segregated trust account (the “Special Reserve Account”) for the deposit, retention and application of amounts required to be maintained and applied therein pursuant to this Indenture.  The Special Reserve Account shall constitute a Trust Account pursuant to, and shall be governed by, the provisions of this Indenture. A “Cumulative Net Loss Threshold” shall constitute the following:

Determination Dates after Closing Date	Cumulative Net Loss Threshold
16-18	3.50%
19-24	3.75%
25-30	4.00%
31-36	4.25%
37-42	4.50%
43-48	4.75%
49+	5.00%

(b)	The final sentence of Section 13.02(e) of the Indenture is hereby amended by inserting “, the Special Reserve Account” between “Collection Account” and “or the”.

(c)	Section 13.03(a) of the Indenture is deleted in its entirety and the following is substituted in lieu thereof:

(a)           Except as otherwise expressly provided herein, all amounts received by the Issuer other than (i) proceeds of the sale of the Notes to the Initial Purchaser, (ii) the Initial Reserve Deposit deposited in the Reserve Account or any deposits to the Special Reserve Account, (iii) amounts deposited in the Servicer Transition Account or (iv) amounts erroneously credited to the Issuer for which the Control Party has provided its prior consent to the application thereof, shall be deposited in the Collection Account until applied, together with funds from the Reserve Account, the Special Reserve Account and Servicer Transition Account in accordance with this Section 13.03.

(d)	Section 13.03(c)((i) and Section 13.03(c)(ii) of the Indenture are deleted in their entirety and the following is substituted in lieu thereof:

(c)           On each Payment Date, whether or not an Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated, the Trustee shall make the following payments from the Available Funds then on deposit in the Collection Account (after required deposits therein from the Special Reserve Account, then from the Reserve Account and (if applicable) the Servicer Transition Account) in the following order of priority (to the extent funds are available therefor):

(i)            to the Transferor, any unreimbursed Transferor Advances; and

(ii)           to the Transferor (as agent for the Servicer) or to the Servicer if LEAF Financial Corporation or an affiliate is no longer the Servicer, the Servicer Fee (including any accrued and unpaid amounts owing to a predecessor Servicer) then due to such person, together with accrued and unpaid Servicer Fees owed to such person from prior Collection Periods; provided that, on each Payment Date commencing on the Effective Payment Date, one-half of the Servicer Fee scheduled to be payable to the Transferor or Servicer (excluding for this purpose accrued but unpaid amounts owed from prior Collection Periods) pursuant to this subsection shall be deposited to the Special Reserve Account;

(e)	Section 13.04 of the Indenture is deleted in its entirety and the following is substituted in lieu thereof:

Section 13.04  Reserve Account and Special Reserve Account.  (a) On the Closing Date, the Issuer shall deposit, or cause to be deposited, into the Reserve Account an amount equal to 1.50% of the Initial Discounted Pool Balance.

(b)           If on any Payment Date, (i) amounts on deposit in the Collection Account are insufficient to reduce the Aggregate Outstanding Note Balance to an amount lower than or equal to the Discounted Pool Balance after applying clauses (i) through (xvi) of Section 13.03(c) or (ii) amounts on deposit in the Special Reserve Account are greater than or equal to the Aggregate Outstanding Note Balance, the Trustee will withdraw from the Special Reserve Account, to the extent of funds on deposit in the Special Reserve Account, in the case of (i) hereof, the amount of such insufficiency or, in the case of (ii) hereof, all funds in the Special Reserve Account and deposit such amounts into the Collection Account to be used as Available Funds.  Upon the occurrence of any Event of Default that results in acceleration of the Notes that is not waived or cured on or before the next Payment Date, all funds maintained in the Special Reserve Account shall be transferred to the Collection Account by the Trustee to be used as Available Funds in accordance with Section 13.03(c).  On the Stated Maturity Date, and upon any redemption at the option of the Issuer pursuant to Article XI, any remaining funds on deposit in the Special Reserve Account not required to be applied pursuant to clauses (i) or (ii) hereof shall be paid to the Issuer or to its order.

(c)           If on any Payment Date, after application of any amounts pursuant to Section 13.04(b) hereof, (i) amounts on deposit in the Collection Account are insufficient to reduce the Aggregate Outstanding Note Balance to an amount lower than or equal to the Discounted Pool Balance after applying clauses (i) through (xvi) of Section 13.03(c) or (ii) amounts on deposit in the Reserve Account are greater than or equal to the Aggregate Outstanding Note Balance, the Trustee will withdraw from the Reserve Account, to the extent of funds on deposit in the Reserve Account, in the case of (i) hereof, the amount of such insufficiency or, in the case of (ii) hereof, all funds in the Reserve Account and deposit such amounts into the Collection Account to be used as Available Funds.  Upon the occurrence of any Event of Default that results in acceleration of the Notes that is not waived or cured on or before the next Payment Date, all funds maintained in the Reserve Account shall be transferred to the Collection Account by the Trustee to be used as Available Funds in accordance with Section 13.03(c).  On the Stated Maturity Date, and at the option of the Issuer in connection with any redemption pursuant to Article XI, any remaining funds on deposit in the Reserve Account shall be deposited in the Collection Account and distributed in accordance with Section 13.03(c).

Section 2.               Representations and Warranties.  Each of the Issuer, Trustee and Custodian represents and warrants that (i) this Amendment has been duly authorized, executed and delivered by it and (ii) this Amendment constitutes its legal, valid and binding obligation, enforceable against it (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity). Except as expressly amended by the terms of this Amendment, all terms and conditions of the Indenture shall remain in full force and effect and are hereby ratified in all respects.

Section 3.               Defined Terms; Headings.  All capitalized terms used herein, unless otherwise defined herein, have the same meanings provided herein or in Schedule II to the Indenture.  The headings of the various Sections of this Amendment have been inserted for convenience of reference only and shall not be deemed to be part of this Amendment.

Section 4.               Reference.  Whenever the Indenture is referred to in the Indenture or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Indenture as the case may be, as modified by this Amendment.

Section 5.               Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.               Counterparts; Facsimile Signature.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  The parties may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party.

Section 7.               Governing Law.  This Amendment shall be governed and construed in accordance with the applicable terms and provisions of Section 14.09 (Governing Law; Waiver of Jury Trial; Consent to Jurisdiction) of the Indenture, which terms and provisions are incorporated herein by reference.

Section 8.               Successor and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the Issuer, the Trustee and the Custodian have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date and year first above written.

LEAF RECEIVABLES FUNDING 6, LLC,
as Issuer

By
Name:
Title:

First Amendment to Indenture (2011-1)

U.S. BANK NATIONAL ASSOCIATION, as Trustee and as Custodian

By
Name:
Title:

Acknowledged and Consented to by:

U.S. BANK NATIONAL ASSOCIATION, as Trustee on behalf of the Majority Holders Consenting to this Amendment

By
Name:
Title:

LEAF FINANCIAL CORPORATION, as Servicer

By
Name:
Title:

First Amendment to Indenture (2011-1)